UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2011, Verenium Corporation (the “Company”) announced a series of management changes within its senior management team to take effect on March 31, 2011 under which Carlos A. Riva, currently President, Chief Executive Officer and Director, will retire, James E. Levine, currently Executive Vice President and Chief Financial Officer, will be appointed as President and Chief Executive Officer and will be elected to the board of directors, and Jeffrey G. Black, currently Senior Vice President and Chief Accounting Officer, will be appointed Chief Financial Officer. Mr. Riva will continue to serve as Chief Executive Officer until March 31, 2011 and the Company expects that following his retirement, Mr. Riva will enter into a consulting agreement with the Company under which he will be available for a period of time.

In connection with his appointment as Chief Executive Officer, Mr. Levine received an option under the Company’s 2007 Equity Incentive Plan to purchase 164,491 shares at a grant price of $3.31 of the Company’s common stock, which option vests over four years from the date of grant. Further, in connection with his appointment as Chief Financial Officer, Mr. Black received an option under the Company’s 2007 Equity Incentive Plan to purchase 42,626 shares at a grant price of $3.31 of the Company’s common stock, which option vests over four years from the date of grant.

Mr. Levine (40) joined the Company in April 2009 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Levine held various positions with the global investment banking and securities firm Goldman Sachs & Co., where he most recently served as a Managing Director in the Power and Utilities Group in New York. Before that he served as a Managing Director in the Goldman Sachs Energy Group in London, which included responsibility for covering the integrated oil and gas and refining and marketing sectors. In both of those positions, Mr. Levine advised both corporate clients and private equity firms on valuing, acquiring and financing commodity-exposed businesses. Prior to Goldman Sachs, Mr. Levine held positions with Lehman Brothers, Inc. in New York, and Industrial Economics, Inc. in Cambridge, Massachusetts.

Mr. Black (42) became the Company’s Senior Vice President, Chief Accounting Officer and interim Chief Financial Officer in November 2008, serving as interim Chief Financial Officer until April 2009. Previously, Mr. Black was our Vice President and Chief Accounting Officer beginning in June 2007, after the merger of Diversa Corporation and Celunol Corporation. Mr. Black joined Diversa in 2005 as Chief Accounting Officer. Prior to joining the Company, Mr. Black served Isis Pharmaceuticals, a public biopharmaceutical company, where he served as Executive Director of Accounting and Corporate Controller from October 2003 to April 2005. From August 2000 to October 2003, Mr. Black served as a Principal and Interim Financial Executive for Regent Pacific Management Corporation, an international firm specializing in restructuring under-performing companies. While at Regent Pacific, he served as the Vice President of Finance and Corporate Controller for Clarent Corporation and as Vice President and Corporate Controller of Accelerated Networks, Inc., both telecommunications companies. Mr. Black is a certified public accountant and began his career with Ernst & Young LLP. Mr. Black graduated with a B.S. in business from the University of Arizona.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated February 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: March 1, 2011	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	Executive Vice President and Chief Financial Officer